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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-60050 of American Home Mortgage Holdings, Inc. on Form S-1 of our report dated March 23, 2001 (May 21, 2001 as to Notes 21, 22, and 23), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP


Parsippany, New Jersey
June 6, 2001